EXHIBIT 23.2
Consent of Independent Certified Public Accountant
Legacy Reserves LP
Midland, Texas
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated May 5, 2006, relating to the financial statements of the Selected Interests of Paul T. Horne, appearing in the Company’s Prospectus filed on January 12, 2007 pursuant to Rule 424(b) (File No. 333-138637) under the Securities Act.
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated May 5, 2006, relating to the combined financial statements of the Selected Properties of Charities Support Foundation Inc. and Affiliates, appearing in the Company’s Prospectus filed on January 12, 2007 pursuant to Rule 424(b) (File No. 333-138637) under the Securities Act.
We also consent to the reference to us under the caption “Experts” in the Prospectus.
/s/ JOHNSON MILLER & CO., CPA’s PC
Midland, Texas
March 14, 2008